UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Letter Agreement with Win-Eldrich Gold, Inc. (“Win-Eldrich”), which defines the steps to be taken over the next five weeks in order to complete the transfer project assets to a limited liability company (the “LLC”) to be formed by the Company and Win-Eldrich, including, but not limited to, the underlying mineral rights, the fully-operative mill facility and preexisting contracts. The LLC will manage and operate the mine and mill on behalf of the members.

Pursuant to the terms of the Letter Agreement, Win-Eldrich and the Company agreed that Win-Eldrich will pay to the Company, on or before August 31, 2006 the amount of $550,000, which approximates Win-Eldrich’s forty percent (40%) share of expenditures for the Ashdown Project (both incurred and anticipated) from July 1, 2006 through September 30, 2006.

The parties have further agreed to use their best efforts to resolve any issues as to the amount of expenditures incurred by the Company not later than September 30, 2006. If as a result of such review it is determined that forty percent (40%) of the actual expenditures incurred by the Company in excess of $5,000,000 is greater or less than $550,000 (the “Win-Eldrich Share”), then (i) the Company will promptly reimburse Win-Eldrich for an amount equal to the difference between $550,000 and the Win-Eldrich Share, if the Win-Eldrich Share is less than $550,000, or (ii) Win-Eldrich will promptly pay to the Company an amount equal to the difference between $550,000 and the Win-Eldrich Share, if the Win-Eldrich Share is greater than $550,000.

The parties have also agreed to use their best efforts to agree upon the amount of net revenues received by Win-Eldrich from the processing of stockpiled ore transferred from the Ashdown Mine to Phillipsburg, Montana, not later than September 30, 2006. Win-Eldrich has agreed to pay the Company an amount equal to sixty percent (60%) of those net revenues at the same time as the payment is made relating to the Win-Eldrich Share, as set forth above.

The Company and Win-Eldrich have further agreed that a five percent (5%) management or overhead fee is appropriate for use in accounting for expenditures related to the calculation of the Win-Eldridge Share and the net revenues associated with the processing of ore from stockpiles transferred from the Ashdown Mine to Phillipsburg, Montana.

Finally, the parties have agreed to use good faith efforts to have the Contribution Agreements and the Operating Agreement related to the LLC fully-negotiated, executed and delivered and the LLC organized as soon as is reasonably practicable, but not later than September 30, 2006.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On August 30, 2006, the Company issued a press release regarding the entry into the Letter Agreement with Win-Eldrich. A copy of the press release has been filed as an exhibit to this current report Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit Description

10.1	Letter Agreement dated August 29, 2006

99.1	Press release dated August 30, 2006 entitled "Golden Phoenix Initiates Formation of Operating Company with Win-Eldrich to Launch Molybdenum Production at Ashdown Mine.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation
Dated: August 29, 2006	By: /s/ David A. Caldwell David A. Caldwell, President

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